SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003
(August 21, 2003)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083	62-0211340
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (615) 367-7000

Item 7. Financial Statements and Exhibits.

     c) Exhibits

Exhibit
No.	Description of Exhibit

99.1	Genesco Inc.’s press release dated August 21, 2003 containing financial results for the quarter ended August 2, 2003 (furnished pursuant to filing guidance contained in SEC Release 33-8176).

Item 12. Regulation FD Disclosure.

On August 21, 2003, Genesco Inc. issued a press release regarding its results of operations for the quarter ended August 2, 2003 and its financial condition as of that date. Included in the press release is a calculation of earnings excluding loss on early retirement and other expenses associated with the Company’s redemption of Convertible Subordinated Notes during the quarter. The Company believes that this measure provides supplemental information to give management and investors a more complete understanding of the Company’s financial position and results of operations. When preparing its budget for Fiscal 2003, the Company did not anticipate refinancing the Convertible Subordinated Notes during the year; therefore, the costs associated with these transactions were not included in the Company’s operating plan or guidance. When analyzing the Company’s results, management includes a comparison of the Company’s actual performance against targeted performance. This analysis is used for planning and forecasting for future periods. The Company believes this calculation is also useful to investors because it facilitates meaningful comparisons of past, present and future operating results of the Company and allows investors to compare the Company’s operating results with other companies in its industry. A copy of the press release is furnished herewith as Exhibit 99.1 and is not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in the Company’s filings under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: December 23, 2003	By: Name: Title:	/s/ Roger G. Sisson Roger G. Sisson Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Genesco Inc.’s press release dated August 21, 2003 containing financial results for the quarter ended August 2, 2003 (furnished pursuant to filing guidance contained in SEC Release 33-8176).

4